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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):            JANUARY 11, 1999

                                  SHOPPING.COM
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                      000-29518                      33-0733679
 (STATE OR OTHER JURISDICTION            (COMMISSION                  (I.R.S. EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                IDENTIFICATION NO.)

        2101 EAST COAST HIGHWAY, GARDEN LEVEL
              CORONA DEL MAR, CALIFORNIA           92625
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

Registrant's telephone number, including area code:         (949) 640-4393

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ITEM 5.   OTHER EVENTS.

  On January 11, 1999, Shopping.com, a California corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Compaq Computer Corporation, a Delaware corporation ("Compaq"). Under the terms of the Merger Agreement, Compaq will commence a cash tender offer (the "Tender Offer") for all of the outstanding shares of common stock of the Company for $19.00 net per share in cash, representing in the aggregate approximately $220 million. As soon as practicable following the completion of the Tender Offer, the parties to the Merger Agreement will consummate a short-form merger in which a subsidiary of Compaq will be merged with and into the Company. The Board of Directors and management of the Company have unanimously approved the acquisition and will recommend shareholder acceptance. Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the successful completion of the offer, all of the remaining shares will be acquired pursuant to the merger. The news release is attached as Exhibit 99.1, and the Agreement and Plan of Merger is attached as Exhibit 99.2.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

  (c)Exhibits.

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
Exhibit  Name of Exhibit
-------  ---------------
99.1     Press Release dated January 11, 1999.
99.2     Agreement and Plan of Merger, dated as of January 11, 1999, between Compaq Computer
         Corporation and Shopping.com.
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                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SHOPPING.COM


Date: January 11, 1999               By: /s/    Frank Denny
                                         -----------------------------------
                                                Frank Denny,
                                       President and Chief Executive Officer


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                                 EXHIBIT INDEX

EXHIBIT  NAME OF EXHIBIT
-------  ---------------
99.1     Press Release dated January 11, 1999.
99.2     Agreement and Plan of Merger, dated as of January 11, 1999, between Compaq Computer
         Corporation and Shopping.com.


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